Exhibit 5.1

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March 15, 2021
NV5 Global, Inc.
200 South Park Road, Suite 350
Hollywood, Florida 33021

Ladies and Gentlemen:
We have acted as counsel to NV5 Global, Inc., a Delaware corporation (the “Company”) in connection with the Underwriting Agreement dated March 10, 2021 (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc., Roth Capital Partners, LLC, Robert W. Baird & Co. Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters identified therein (the “Underwriters”) relating to the public offering (the “Offering”) of (i) 1,612,903 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Common Stock”) sold by the Company and (ii) up to 241,935 shares of Common Stock (together with the Firm Shares, the “Shares”) for which the Underwriters have been granted an option by the Company.
In connection with rendering our opinion, we have:
(a)examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of:
1.the Underwriting Agreement;
2.the Registration Statement on Form S-3ASR (File No. 333-237167) of the Company relating to the Shares and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2020, under the Securities Act of 1933, as amended (such registration statement being hereinafter referred to as the “Registration Statement”);
3.the base prospectus, dated March 13, 2020, which forms a part of and is included in the Registration Statement;
4.the prospectus supplement, dated March 10, 2021, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) under the Securities Act, which forms a part of and is included in the Registration Statement (the “Prospectus Supplement”);
5.such other corporate records, certificates and other records and documents that we have deemed appropriate;
(b)made such inquiries of officers and representatives of the Company; and
(c)investigated such questions of law as we have deemed necessary or appropriate as a basis for the opinions set forth below.
In connection with our examination and in rendering the opinions expressed below, we have assumed, with your approval and without any independent investigation, the genuineness of signatures on all original documents, the legal capacity of natural persons, and the conformity to original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies. As to certain factual matters, unless otherwise indicated, we have relied, to the extent we have deemed proper, only on certificates of public officials and the factual representations set forth in the Underwriting Agreement. We have assumed, with your approval and without any independent investigation, (x) the due authorization, execution, delivery and performance of the
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NV5 Global, Inc. March 15, 2021 Page 2

Underwriting Agreement by the parties thereto (other than with respect to such execution and delivery by the Company), and (y) the extension of consideration under the Underwriting Agreement by the parties thereto.
Based on the foregoing assumptions, and subject to the qualifications and exceptions stated below, we are of the opinion that the Shares, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ LOEB & LOEB LLP